EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which Acquired the
Security Being Reported on by the Parent Holding Company:

Firstar Bank, National Association                                      BK

Mercantile Trust Company, N.A.                                          BK

Firstar Information Research & Management Co., LLC                      IA